Exhibit 99.1

Infinera Wins Major European DWDM Network

Deutsche Telekom to deploy Infinera DWDM System in pan-European Network

Sunnyvale, CA, June 16, 2008 – Infinera (Nasdaq: INFN) won an RFQ at Deutsche Telekom for its pan-European network. DT will deploy the Infinera system to take advantage of the benefits of Infinera’s Digital Optical Networks architecture, including significantly improved scalability, flexibility, and speed of service delivery. These benefits are enabled by Infinera’s pioneering use of large-scale photonic integrated circuits, or PICs, combining the functions of dozens of discrete optical devices into a single pair of chips.

Deutsche Telekom is one of the world’s largest telecom carriers. As part of its global network DT’s pan-European network spans almost nine thousands kilometers and links Germany with most major European markets. DT selected Infinera after a thorough RFQ process in which many of the world’s largest optical networking suppliers participated.

DT chose Infinera for the unique benefits and advantages of Infinera’s PIC-based Digital Optical Networks architecture, including the new ILS2 (Infinera Line System 2) system. This system offers up to 160 DWDM (dense wavelength division multiplexing) channels in the C-band, extends optical reach to 2500 kilometers, and enables future capacity scalability up to 8 Tbps on a fiber. [See Infinera news release Infinera Introduces New Line System, Sets New Standard for Capacity, published on June 9, 2008]. The ILS2 system works with Infinera’s current photonic integrated circuits (PICs), which put 100 Gigabits/second (Gb/s) of DWDM capacity on a pair of chips, and will be compatible with future generations of Infinera PICs, including the 400 Gb/s PICs Infinera announced in February.

Infinera’s Digital Optical Networks architecture exploits the use of PICs to create a highly scalable, flexible, and cost-effective architecture with an unrivalled capability to enable network operators to deliver services, including highly differentiated services, quickly and flexibly in response to customer demands. Infinera’s Bandwidth Virtualization™ enables a wide range of optical services to be delivered over the same optical infrastructure, by decoupling the service from the underlying optical infrastructure.

Meeting the Challenges of Growth

Like many network operators, DT needs to meet the challenges of rising demand for bandwidth, which are not matched by a similar increase in revenue per bit. Infinera’s digital architecture enables DT to meet those challenges more quickly and more flexibly than before and also to differentiate itself in the marketplace, not only by the speed of the Infinera solution, but by the new services that are enabled. Infinera’s GMPLS service intelligence gives network operators greater power to segment portions of their network, offering specific resources and services to specific customers.

Leveraging the unique capabilities of photonic integration, Infinera systems offer great scalability, critically important for network operators in light of the rapid growth in bandwidth demand from Internet applications. Infinera believes that without a roadmap for growth in capacity per chip, the industry cannot scale to keep up with traffic if exponential growth in bandwidth demand continues. In February, Infinera announced its roadmap for photonic integration, which envisages PIC capacity doubling every three years. Next year Infinera will produce PICs with 400 Gb/s of capacity on a pair of chips, and believes that Terabit PICs will follow thereafter. Each future generation of PICs will integrate more optical devices, delivering significant benefits in terms of scalability, simplicity of operation, space and power consumption, and reliability.

“We selected the Infinera system to prepare for the next generation of international network operations and to help our customers to take advantage of this innovative and highly efficient solution with the most flexibility, quickest service provisioning and complete remote capabilities,” said Wolf Pueschner, of Global Networks, Deutsche Telekom.

“We are thrilled that DT, one of the world’s largest and most influential network operators, has chosen Infinera’s ILS2 system for the backbone of this new network,” said Infinera CEO Jagdeep Singh. “This is a tremendous validation of our Digital Optical Networks architecture and of the innovative photonic integration which is at the heart of all our systems. This award makes clear that the benefits of PIC-based digital optical networks are powerful and realizable by carriers across the full range of geographies, markets, and applications.”

For further information

Media: Jeff Ferry Infinera Tel (408) 572-5213 jferry@infinera.com	Investors: Bob Blair Infinera Tel. (408) 716-4879 bblair@infinera.com

About Infinera

Infinera provides Digital Optical Networking systems to telecommunications carriers worldwide. Infinera’s systems are unique in their use of a breakthrough semiconductor technology: the photonic integrated circuit (PIC). Infinera’s systems and PIC technology are designed to provide optical networks with simpler and more flexible engineering and operations, faster time-to-service, and the ability to rapidly deliver differentiated services without reengineering their optical infrastructure. For more information, please visit www.infinera.com.

Forward Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Infinera as of the date hereof; and actual results could differ materially from those stated or implied, due to risks and uncertainties. Forward-looking statements include statements regarding Infinera’s expectations, beliefs, intentions or strategies regarding the future such as the benefits, application and capabilities of Infinera’s Digital Optical Networks architecture, including significantly improved scalability, flexibility, and speed of service delivery, our belief that DT will deploy our ILS2 system, and that we will pass DT’s integration, validation and acceptance testing for the ILS2 system, the unique benefits and advantages of Infinera’s PIC-based Digital Optical Networks architecture and the ILS2 system, including its capacity, reach and scalability and it is compatible with future generations of Infinera PICs, Infinera’s belief that our architecture exploits the use of PICs to create significant benefits for network operators, Infinera’s belief that Infinera’s digital architecture is designed to enable DT to meet its business challenges more quickly and more flexibly than before and will enable DT to differentiate itself in the marketplace, Infinera’s belief that without a roadmap for growth in capacity per chip, the industry cannot scale to keep up with traffic if exponential growth in bandwidth demand continues, Infinera’s belief that GMPLS service intelligence is designed to give network operators greater power to segment portions of their network and offer specific resources and services to specific customers, Infinera’s beliefs regarding the scalability of PIC capacity and our ability to produce these PICs with increased functionality and the ability to provide additional benefits in the future, Infinera’s belief that the DT award is a validation of our Digital Optical Networks architecture and photonic integration, Infinera’s belief that the DT award makes clear that the benefits of PIC-based digital optical networks are powerful and realizable by carriers across the full range of geographies, markets, and applications, and other statements that can be identified by forward-looking words such as “anticipated,” “believed,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include aggressive business tactics by our competitors, our dependence on a single product, our ability to protect our intellectual property, claims by others that we infringe their intellectual property, our manufacturing process is very complex, product performance problems we may encounter, our dependence on sole or limited source suppliers, our ability to respond to rapid technological changes, our ability to maintain effective internal controls, the ability of our contract manufacturers to perform as we expect, general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our annual report filed on Form 10-K filed with the SEC on February 19, 2008 and our public announcements, reports to stockholders and other documents filed with or furnished to the Securities and Exchange Commission. These statements are based on information available to us as of the date hereof and we assume no obligation to update the forward-looking statements included in this press release, whether as a result of new information, future events or otherwise.